EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

December 6, 2022

Lexaria Bioscience Corp.

100 – 740 McCurdy Road

Kelowna, BC

V1X 2P7

Re:	Lexaria Bioscience Corp. (the “Company”)
Annual Report on Form 10K

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-262402) and Form S-8 (No. 333-258308) of the Company, of our report dated November 25, 2022 relating to the consolidated financial statements of the Company which appear in the Annual Report on Form 10-K of the Company for the year ended August 31, 2022.

Yours truly,

DAVIDSON & COMPANY LLP

Chartered Professional Accountants